Exhibit 99.1

Unaudited Pro Forma Consolidated Statement of Income
On September 12, 2016, Open Text Corporation (OpenText or the Company) entered into a Master Acquisition Agreement (the Master Acquisition Agreement) with EMC Corporation, a Massachusetts corporation, and certain of its subsidiaries (collectively referred to as Dell-EMC), pursuant to which the Company agreed to acquire (the Acquisition) certain assets and assume certain liabilities of the enterprise content division of Dell-EMC (the ECD Business). The Acquisition closed on January 23, 2017 and the purchase price for the Acquisition was approximately $1.62 billion.
No valuation opinions were required by securities legislation or an exchange or market to support the consideration paid by OpenText in respect of the Acquisition.
Prior to the completion of the Acquisition, the Company raised net proceeds of approximately $585 million through the issuance of its Common Shares (the Equity Offering) and net proceeds of approximately $253 million through the reopening of its existing 5.875% senior notes due 2026 for an aggregate principal amount of $250 million, issued at a price of 102.75% (the Notes Offering); and borrowed $225 million under its existing credit facilities (the Additional Debt Financing and, together with the Notes Offering, the Debt Financing). The Equity Offering and the Debt Financing are together referred to as the Financing Transactions.
The Unaudited Pro Forma Consolidated Statement of Income for the year ended June 30, 2017 is presented as if both the Acquisition and the Financing Transactions occurred on July 1, 2016. OpenText is not presenting an Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2017 because the Acquisition was fully reflected in the Consolidated Balance Sheet as of June 30, 2017 included in OpenText's audited Consolidated Financial Statements contained in its Annual Report on Form 10-K for its fiscal year ended June 30, 2017.
The Unaudited Pro Forma Consolidated Statement of Income is provided for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations of OpenText that would have been recorded had the acquisition of the ECD Business been completed as of the dates presented, and should not be taken as representative of future consolidated results of operations of OpenText.

Open Text Corporation
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended June 30, 2017
(In thousands of U.S. Dollars, except share and per share amounts)

	OpenText	The ECD Business (1)	Reclassifications		Pro Forma Adjustments		Reclassifications and Pro Forma Adjustments Combined
Revenues:
License	$369,144	$103,192	$(8,581)	(A)	$—		$463,755
Cloud services and subscriptions	705,495	—	20,589	(A)	—		726,084
Customer support	981,102	—	166,556	(A)	—		1,147,658
Professional service and other	235,316	231,395	(178,564)	(A)	—		288,147
Total revenues	2,291,057	334,587	—		—		2,625,644
Cost of revenues:
License	13,632	19,121	(12,366)	(B)	—		20,387
Cloud services and subscriptions	300,255	—	8,646	(B)	—		308,901
Customer support	122,753	—	23,331	(B)	—		146,084
Professional service and other	195,195	84,235	(33,136)	(B)	—		246,294
Amortization of acquired technology-based intangible assets	130,556	—	12,107	(B)	30,668	(C)	173,331
Total cost of revenues	762,391	103,356	(1,418)		30,668		894,997
Gross profit	1,528,666	231,231	1,418		(30,668)		1,730,647
Operating expenses:
Research and development	281,680	55,266	(1,222)	(B)	—		335,724
Sales and marketing	444,838	126,860	(28,017)	(B)	—		543,681
General and administrative	170,438	—	26,810	(B)	—		197,248
Depreciation	64,318	—	2,870	(B)	—		67,188
Amortization of acquired customer-based intangible assets	150,842	—	977	(B)	22,979	(C)	174,798
Special charges	63,618	3,735	—		(10,544)	(D)	56,809
Total operating expenses	1,175,734	185,861	1,418		12,435		1,375,448
Income from operations	352,932	45,370	—		(43,103)		355,199
Other income (expense), net	15,743	—	—		—		15,743
Interest and other related expense, net	(119,124)	—	—		(10,293)	(E)	(129,417)
Income before income taxes	249,551	45,370	—		(53,396)		241,525
Provision for (recovery of) income taxes	(776,364)	12,320	—		(16,713)	(F)	(780,757)
Net income (loss) for the period	1,025,915	33,050	—		(36,683)		1,022,282
Net (income) attributable to non-controlling interest	(256)	—	—		—		(256)
Net income (loss), attributable to controlling interest	$1,025,659	$33,050	$—		$(36,683)		$1,022,026
Earnings per share, attributable to OpenText—basic	$4.04						$4.03
Earnings per share, attributable to OpenText—diluted	$4.01						$4.00
Weighted average number of Common Shares outstanding—basic (in '000s)	253,879						253,879
Weighted average number of Common Shares outstanding—diluted (in '000s)	255,805						255,805
Dividends declared per Common Share	$0.4770						$0.4770
See accompanying notes to the Unaudited Pro Forma Consolidated Statement of Income

(1) Reflects the results of the ECD Business for the period from July 1, 2016 up to and excluding the date of its acquisition by OpenText on January 23, 2017. The results of the ECD Business on and after January 23, 2017 are consolidated within the results of "OpenText" as presented above.

Notes to Unaudited Pro Forma Consolidated Statement of Income
(in thousands of U.S. Dollars, except share and per share amounts)

Note 1: Basis of Pro Forma Presentation
Prior to the Acquisition, historical financial statements of the ECD Business were included in the consolidated financial statements of Dell-EMC. The ECD Business is not a legal entity and did not exist as a legal entity during the periods presented in the accompanying Unaudited Pro Forma Consolidated Statement of Income.
The Unaudited Pro Forma Consolidated Statement of Income for the year ended June 30, 2017 is presented as if both the Acquisition and the Financing Transactions occurred on July 1, 2016.
The Unaudited Pro Forma Consolidated Statement of Income was prepared using the most recently made available financial statements of OpenText and the ECD Business as of the time of this filing. For OpenText, the most recently available financial statement includes the consolidated statement of income for the year ended June 30, 2017.
For the ECD Business, the most recently available financial statements used in the preparation of the Unaudited Pro Forma Consolidated Statement of Income includes:

•	an audited consolidated statement of operations for the year ended December 31, 2016;

•	an unaudited consolidated statement of operations for the six months ended June 30, 2016; and

•	an unaudited consolidated statement of operations for the period from January 1, 2017 to January 22, 2017.
OpenText’s fiscal year ends on June 30 and historically, prior to the acquisition by Dell Technologies on September 7, 2016, EMC Corporation's fiscal year ended on December 31. To comply with the rules and regulations of the United States Securities and Exchange Commission and Canadian securities regulatory authorities for preparation of pro forma financial statements for companies with different fiscal year ends, the Unaudited Pro Forma Consolidated Statement of Income has been prepared utilizing periods that differ by less than 93 days. Please see Note 4 for further details illustrating how the ECD Business’ historical financial statements were used in the preparation of the Unaudited Pro Forma Consolidated Statement of Income.
The Unaudited Pro forma Consolidated Statement of Income is provided for illustrative purposes only and is not intended to represent or be indicative of the consolidated results of operations of OpenText that would have been recorded had the Acquisition been completed as of the date presented, and should not be taken as representative of future results of operations of the combined company.
The Unaudited Pro Forma Consolidated Statement of Income should be read in conjunction with the historical consolidated financial statements of OpenText and accompanying notes contained in OpenText’s Annual Report on Form 10-K for its fiscal year ended June 30, 2017 and the historical audited consolidated financial statements for the years ended December 31, 2016 and 2015 of the ECD Business and accompanying notes filed previously by OpenText on Current Report on Form 8-K/A on April 3, 2017.
Unless otherwise indicated all dollar amounts included herein are expressed in thousands of U.S. dollars.
Note 2: Preliminary Purchase Price Allocation
Description of the Acquisition of the ECD Business
The Company acquired the ECD Business in an all-cash transaction for a purchase price of approximately $1.62 billion on January 23, 2017. For the purpose of the Unaudited Pro Forma Consolidated Statement of Income, the purchase price of the ECD Business has been allocated to the ECD Business' tangible and identifiable intangible assets acquired and liabilities assumed, based on their preliminary fair values as of January 23, 2017. For certain assets and liabilities, the book values as of the balance sheet date have been determined to reflect fair values. The excess of the purchase price over the net tangible and identifiable intangible assets has been recorded as goodwill. The preliminary allocation of the purchase price was based upon a preliminary valuation undertaken by the Company and the Company's estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date). The Company expects to continue to obtain information to assist it in determining the fair value of the net assets acquired at the acquisition date and during the measurement period.
The Company's preliminary purchase price allocation for the ECD Business based on the preliminary fair values on January 23, 2017 is as follows:

Notes to Unaudited Pro Forma Consolidated Statement of Income
(in thousands of U.S. Dollars, except share and per share amounts)

Current assets	$9,681
Non-current tangible assets	103,822
Intangible customer assets	407,000
Intangible technology assets	459,000
Liabilities assumed	(182,251)
Total identifiable net assets	797,252
Goodwill	825,142
Net assets acquired	$1,622,394
Preliminary Pre-Acquisition Contingencies Assumed
Currently, the Company has not recorded any pre-acquisition contingencies relating to the ECD Business as of the acquisition date; however, the Company continues to gather information and to evaluate whether any pre-acquisition contingencies have been assumed. If identified, such amounts will be included in the purchase price allocation at their fair value and will result in additional goodwill.
Note 3: Reclassifications and Pro Forma Adjustments Notes
The following adjustments relate to the first half of the Company's fiscal year ended June 30, 2017 (Fiscal 2017), up until the date of the acquisition of the ECD Business, unless otherwise stated, and have been reflected in the Unaudited Pro Forma Consolidated Statement of Income:

A.	To reclassify the ECD Business' revenue presentation to conform to OpenText's presentation:

Year Ended June 30, 2017
Cloud services and subscriptions	$20,589
Customer support	166,556
Reclassification from the ECD Business' license revenue	(8,581)
Reclassification from the ECD Business' service revenue	(178,564)
Net impact to total revenue	$—

Notes to Unaudited Pro Forma Consolidated Statement of Income
(in thousands of U.S. Dollars, except share and per share amounts)

B.	To reclassify the ECD Business' presentation of cost of revenues and operating expenses to conform to OpenText's presentation:

For the year ended June 30, 2017:

	Reclassify Customer support cost of revenues	Reclassify Cloud services and subscriptions cost of revenues	Reclassify amortization of acquired technology to cost of revenues	Reclassify amortization of customer relationships as a separate line within operating expenses	Reclassify depreciation as a separate line within operating expenses	Reclassify general & administrative from Selling, general and administrative expenses	Reclassify amortization of capitalized software	Total reclassifications
Cost of revenues:
License	$—	$(259)	$(87)	$—	$—	$—	$(12,020)	$(12,366)
Cloud services and subscriptions	—	8,646	—	—	—	—	—	8,646
Customer support	23,409	—	—	—	(78)	—	—	23,331
Professional service and other	(23,409)	(8,387)	—	—	(1,340)	—	—	(33,136)
Amortization of acquired technology-based intangible assets	—	—	87	—	—	—	12,020	12,107
Operating expenses:
Research and development	—	—	—	—	(1,222)	—	—	(1,222)
Sales and marketing	—	—	—	(960)	(173)	(26,884)	—	(28,017)
General and administrative	—	—	—	(17)	(57)	26,884	—	26,810
Depreciation	—	—	—	—	2,870	—	—	2,870
Amortization of acquired customer-based intangible assets	—	—	—	977	—	—	—	977
Total impact to statement of income	$—	$—	$—	$—	$—	$—	$—	$—

Notes to Unaudited Pro Forma Consolidated Statement of Income
(in thousands of U.S. Dollars, except share and per share amounts)

C.
To record amortization for the first half of Fiscal 2017, up until the date of acquisition of the ECD Business, relating to the preliminary identifiable intangible assets acquired from the ECD Business and to eliminate the ECD Business' historical amortization of intangible assets:

Year Ended June 30, 2017
Amortization of acquired technology-based intangible assets
Amortization of acquired intangible assets relating to the Acquisition	$42,775
Elimination of the ECD Business' historical intangible asset amortization	(12,107)
Net adjustment	$30,668

Amortization of acquired customer-based intangible assets
Amortization of acquired intangible assets relating to the Acquisition	$23,956
Elimination of the ECD Business' historical intangible asset amortization	(977)
Net adjustment	$22,979
The Company has estimated the useful lives of acquired technology and customer intangible assets to be approximately 6 years and 10 years, respectively, which are being amortized on a straight-line basis.

D.
To eliminate acquisition-related transaction costs incurred by OpenText for all of Fiscal 2017 in connection with the Acquisition as these costs are directly attributable to the Acquisition and do not have a continuing impact on the combined company's financial results.

E.	To record the interest expense and the amortization of debt issuance costs and premiums resulting from the Debt Financing relating to the first half of Fiscal 2017, up until the date of acquisition:

Year Ended June 30, 2017
Additional Interest expense associated with the Notes Offering	$7,344
Additional Interest expense associated with the Additional Debt Financing	3,083
Additional Amortization of premium on the Notes Offering	(278)
Additional Amortization of debt issuance costs associated with the Notes Offering	144
Net adjustment to interest and other related expense, net	$10,293
The interest rate on the Notes Offering is 5.875%. The interest rate on the Additional Debt Financing is a floating rate of LIBOR plus a fixed rate that is dependent on our consolidated net leverage ratio. For the purposes of this Unaudited Pro Forma Consolidated Statement of Income, the interest rate on the Additional Debt Financing is assumed to be 2.74%. However, the actual interest expense that could have been incurred during the first half of Fiscal 2017, up until the date of acquisition, as a result of the Additional Debt Financing could have been materially different from what is presented above.
For more details relating to the Company's Senior Notes due 2026 and our existing credit facilities, see the Company's Annual Report on Form 10-K for the year ended June 30, 2017 under Note 10 "Long Term Debt". The debt issuance costs and premiums incurred as part of the Notes Offering are being amortized over 10 years using the effective interest method.

F.
To record the pro forma tax impact at the weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. Additionally, the pro forma tax provision for the year ended June 30, 2017 includes the impact of a $876.1 million tax benefit that OpenText recognized in its first quarter of the fiscal year ended June 30, 2017 associated primarily with the recognition of a net deferred tax asset arising from the entry of intellectual property (IP) into Canada. For more details relating to this tax benefit, please see OpenText's Annual Report on Form 10-K for the year ended June 30, 2017.

Notes to Unaudited Pro Forma Consolidated Statement of Income
(in thousands of U.S. Dollars, except share and per share amounts)

Note 4: Basis of the ECD Business Financial Statement Presentation within the Unaudited Pro Forma Consolidated Statement of Income.
The ECD Business Unaudited Consolidated Statement of Operations for the period from July 1, 2016 to January 22, 2017
For the purposes of the Unaudited Pro Forma Consolidated Statement of Income, information for the ECD Business has been obtained from the audited consolidated financial statements of the ECD Business for the year ended December 31, 2016, the unaudited condensed consolidated financial statements for the six months ended June 30, 2016, and the unaudited condensed consolidated financial information for the period from January 1, 2017 to January 22, 2017.

The ECD Business' unaudited consolidated statement of operations for the period from July 1, 2016 to January 22, 2017 has been constructed as follows:

	Year ended December 31, 2016	Six months ended June 30, 2016	Six months ended December 31, 2016	Stub period from January 1, 2017 to January 22, 2017	Period from July 1, 2016 to January 22, 2017
	(audited)
	(a)	(b)	(c) = (a) - (b)	(d)	(e) = (c) + (d)
Revenues:
License	$161,707	$72,472	$89,235	$13,957	$103,192
Services	418,098	211,280	206,818	24,577	231,395
Total revenue	579,805	283,752	296,053	38,534	334,587
Costs and expenses:
Cost of license	34,097	17,257	16,840	2,281	19,121
Cost of services	147,724	71,558	76,166	8,069	84,235
Research and development	87,465	37,368	50,097	5,169	55,266
Selling, general and administrative	191,255	78,391	112,864	13,996	126,860
Restructuring	1,749	(1,352)	3,101	634	3,735
Total operating expenses	462,290	203,222	259,068	30,149	289,217
Operating income	117,515	80,530	36,985	8,385	45,370
income tax provision	26,276	16,431	9,845	2,475	12,320
Net income	$91,239	$64,099	$27,140	$5,910	$33,050